UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 31, 2008

Date of Report (Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

333-56551	74-2337775
(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue San Antonio, TX	78213-1392
(Address of principal executive offices)	(Zip Code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, Visionary Retail Management, Inc. (“VRM”), a subsidiary of Eye Care Centers of America, Inc. (“ECCA”), entered into both Amendment No. 3 to Retail Business Management Agreement (the “Retail Amendment”) and Amendment No. 3 to Professional Business Management Agreement (the “Professional Amendment”) with Dr. Mark Lynn & Associates, PLLC (the “Practice”), such amendments to be effective between the parties as of January 1, 2008.

The Practice owns, and VRM provides management services, with respect to the optical retail store and the professional eye examination practice at 24 locations. VRM provides such management services and receives management fees under the long term management agreements that were amended by the Retail Amendment and the Professional Amendment. VRM entered into the Retail Amendment in order to document VRM and the Practice’s previous agreements with respect to certain additional management fees relating to the optical retail stores for the periods ending on or prior to December 31, 2007 and to amend the calculation of the management fee for periods from and after January 1, 2008. VRM entered into the Professional Amendment to amend the calculation of the management fee relating to the professional eye examination practice from and after January 1, 2008.

The foregoing descriptions of the Retail Amendment and the Professional Amendment are qualified in their entirety by references to the provisions of the Retail Amendment and the Professional Amendment attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 3 to Retail Business Management Agreement *

10.2	Amendment No. 3 to Professional Business Management Agreement *

* Portions of this Exhibit have been omitted pursuant to an application for an order declaring confidential treatment filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: January 7, 2009	By:	/s/ David L. Holmberg
David L. Holmberg
Chief Executive Officer

Exhibit No.	Description
10.1	Amendment No. 3 to Retail Business Management Agreement

10.2	Amendment No. 3 to Professional Business Management Agreement